Growth Opportunities Fund, July 31, 2005, annual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended July 31, 2005, Putnam Management has
assumed $71,907 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.


74U1		Class A	34,178
		Class B	34,184
		Class C	2,921

74U2		Class M	1,047
		Class R	4
		Class Y	674

74V1		Class A	13.20
		Class B	12.44
		Class C	12.60

74V2		Class M	12.68
		Class R	13.12
		Class Y	13.44